Notice of Reduction in Tranche




                         [DATE]



Citibank, N.A.
as Administrative Agent, and the Banks
which are signatories to
Credit Agreement referred to below

Ladies and Gentlemen:

       Please refer to the Second Amended and Restated Global Credit Agreement dated as of September 30, 1993 among the undersigned, the financial institutions from time to time party thereto (the "Banks"), Citibank, N.A. and Nationsbank of North Carolina, N.A., as co-agents (the "Co-Agents") and Citibank, N.A. as administrative agent (the "Administrative Agent") (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Pursuant to Section 8.02 of the Credit Agreement, the undersigned hereby gives notice that (i) the Tranche F Commitment is being reduced to $50,000,000 from $100,000,000; (ii) the Total Commitments are being reduced to $400,000,000 from $450,000,000; and (iii) the Total Commitments are requested to be reallocated among the Tranches in the manner set forth in the attached Notice of Reallocation. All of the foregoing are to be effective on June 1, 1994.

     The undersigned hereby certifies that the foregoing is in compliance with the requirements contained in Article VIII of the Credit Agreement.

     COMDISCO, INC.

     By:__________________________

     Title:_______________________